FOR IMMEDIATE RELEASE


Contact:
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Charles R. Valade
President and Chief Executive Officer
(508) 752-4800



                           CNB FINANCIAL SHAREHOLDERS
           APPROVE PENDING MERGER WITH UNITED FINANCIAL BANCORP, INC.

         Worcester, Massachusetts, October 22, 2009 - CNB Financial Corp. (OTCBB: CFNA) announced today that its shareholders have approved the Company's pending merger with United Financial Bancorp, Inc. (Nasdaq Global Select Market:
UBNK) at a Special Meeting of Shareholders held earlier today.

         CNB Financial Corp., headquartered in Worcester, Massachusetts, is the holding company for Commonwealth National Bank, which opened its doors in December 2001. Commonwealth National Bank was the first new bank started in the Worcester area in more than 15 years. Recognized for its personalized service, state-of-the art products and experienced bankers, Commonwealth National Bank offers branches in Worcester at 33 Waldo Street, One West Boylston Street and 1393 Grafton Street, as well as at 564 Main Street in Shrewsbury, 701 Church Street in Northbridge and 26 West Boylston Street in West Boylston, Massachusetts. Additional information is available on the CNB Financial's website at www.commonwealthworcester.com.
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